NEWS RELEASE FOR IMMEDIATE RELEASE DATE: December 21, 2017 CONTACT: Dan Lombardo, InvenTrust Properties Corp. 630-570-0605 or dan.lombardo@inventrustproperties.com InvenTrust Properties Corp. Appoints Stuart Aitken to Board of Directors Downers Grove, Ill. – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) today announced the appointment of Stuart Aitken to InvenTrust’s Board of Directors. Mr. Aitken is a seasoned technology and marketing executive who currently serves as Group Vice President of The Kroger Co. and Chief Executive Officer of 84.51°, a wholly owned data analytics subsidiary of The Kroger Co. “Stuart brings with him an extensive background in technology, marketing and executive operating experience for large organizations,” said Thomas P. McGuinness, President and Chief Executive Officer of InvenTrust. “We are excited by the years of relevant industry experience in retail and consumer data analytics that Stuart will bring to the InvenTrust Board. With Stuart’s help, InvenTrust will continue to drive our disciplined investment strategy to tailor our real estate portfolio to include the right centers in the right markets that retailers want to be in.” “We welcome Stuart to the Board and are pleased to expand our collective strengths into the fields of marketing and technology,” said Paula J. Saban, Interim Chairperson of the Board of InvenTrust Properties. “I look forward to working with Stuart and the rest of the InvenTrust Board in overseeing the successful execution of our long-term strategy.” Mr. Aitken commented, “It is an honor to join the InvenTrust Board, and I am eager to leverage my background in data analytics and marketing strategy development to help management and the Company achieve their long-term goals.” About Stuart Aitken Stuart Aitken currently serves as Group Vice President of The Kroger Co. and Chief Executive Officer of 84.51°, a wholly owned data analytics subsidiary of The Kroger Co., leading a team of nearly 800 associates as they work together with leading companies to put the consumer at the center of their business decisions. During the six years prior to his current role, Mr. Aitken was CEO of dunnhumbyUSA, a predecessor organization to 84.51°. Prior to that, he served as Executive Vice President and Chief Marketing Officer for arts-and-crafts retailer Michael’s Stores. Previously, he led marketing strategies, loyalty marketing, data analytics, innovation and category management at Safeway, Inc. for nearly a decade.

Mr. Aitken received Bachelor of Arts and Master of Science degrees in Information Management from Queen Margaret University and University of Strathclyde, respectively. About InvenTrust Properties Corp. InvenTrust Properties Corp. is a pure-play retail company with a focus on acquiring open-air centers with a disciplined approach, in key growth markets with favorable demographics. This acquisition strategy, along with our innovative and collaborative property management approach, ensures the success of both our tenants and business partners and drives net operating income growth for the Company. InvenTrust became a self-managed REIT in 2014 and as of September 30, 2017, is an owner and manager of 87 retail properties, representing 15.8 million square feet of retail space, and one non-core property. Forward-Looking Statements Disclaimer Forward-Looking Statements in this press release, which are not historical facts, are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see our filings with the securities and Exchange Commission (“SEC”), including the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.